N-SAR Exhibit: Sub-item 77Q1
EQ Advisors Trust
EQ/International Equity Index

Item 77Q1: Exhibits
In response to Sub-Item 77Q1, the Registrant incorporates by reference the Form of Plan of Reorganization and Termination (included as Appendix A to the Proxy Statement/Prospectus) filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 27, 2015 (Accession No. 0001193125-15-109067).